Exhibit 10.10

ACCENTURE PLC
2010 SHARE INCENTIVE PLAN
FORM OF
RESTRICTED SHARE UNIT AGREEMENT

Participant:	Date of Grant:
Number of RSUs:	Date of Issuance or Transfer of Shares:

1.    Grant of RSUs. The Company hereby grants the number of restricted share units (“RSUs”) listed above to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Accenture plc 2010 Share Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2.    Form and Timing of Issuance or Transfer.

(a)    The Company shall issue or cause there to be transferred to the Participant, [_____number_____] months following the Date of Grant, a number of Shares equal to the aggregate number of RSUs granted to the Participant under this Agreement.

(b)    Upon the issuance or transfer of Shares in accordance with Section 2(a) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished.

3.    Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share.

4.    Adjustments Upon Certain Events. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other similar events

(collectively, an “Adjustment Event”), the Committee may, in its sole discretion, adjust any Shares or RSUs subject to this Agreement to reflect such Adjustment Event.

5.    Data Protection. The Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A for the purposes specified therein.

6.    No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.

7.    Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant or to ensure compliance with any additional transfer restrictions that may be in effect from time to time, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

8.    Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any Affiliate. Any Shares issued or transferred to the Participant shall be subject to compliance by the Participant with such policies as the Committee or the Company may deem advisable from time to time, including, without limitation, the policies relating to minimum equity holding requirements. Such policies shall be binding upon the permitted respective legatees, legal representatives, successors and assigns of the Participant.

9.    Choice of Law and Dispute Resolution.

(a)    THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
(b)    Subject to paragraphs (c) through (f), any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance and/or termination of this Agreement and any amendment thereto (including without limitation the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York, in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce (“ICC”), except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the ICC shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. In the event of any arbitration between the parties, the Company shall consent to a request by the Participant to hold arbitral proceedings, including any evidentiary hearings, in the country in which the Participant principally conducts his/her business for the convenience of the parties and witnesses, it being understood, however, that the legal situs of the arbitration shall remain in New York. Each side will bear its own costs and attorneys’ fees.
(c)     Either party may bring an action or proceeding in any court having jurisdiction thereof for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and/or in support of the arbitration as permitted by any applicable arbitration law and, for the purposes of this paragraph (c), each party expressly consents to the application of paragraphs (e) and (f) to any such suit, action or proceeding.
(d)    Judgment on any award(s) rendered by the tribunal may be entered in any court having jurisdiction thereof.
(e)    (i)     Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts located in New York, United States for the purpose of any suit, action or proceeding brought in accordance with the provisions of paragraph (c). The parties acknowledge that the forum designated by this paragraph (e) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.
(ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any suit, action or proceeding brought in any court referred to in paragraph (e) (i) pursuant to paragraph (c) and such parties agree not to plead or claim the same.
(f)    The parties agree that if a suit, action or proceeding is brought under paragraph (c) proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and they irrevocably appoint the General Counsel of the Company, c/o Accenture, 161 N. Clark Street, Chicago, IL 60601 (or, if different, the then-current principal business address of the duly appointed General Counsel of the Company) as such party’s agent for service of process in connection with any such action or proceeding and agree that service of process upon such agent, who shall promptly advise such party of any such service of process, shall be deemed in every respect effective service of process upon the party in any such action or proceeding.
10.      Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court or appointed arbitrator holds any provision of this Agreement to be invalid or unenforceable, then, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.    RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.    Withholding. The Participant shall, to the extent required by applicable law or regulations, be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall withhold from any issuance or transfer due in connection with the RSUs under this Agreement or under the Plan, applicable withholding taxes and social insurance contributions required to be withheld with respect to the RSUs, this Agreement or any issuance or transfer under this Agreement or under the Plan. The Participant may further direct the Company or any affiliate to withhold from any such issuance or transfer applicable withholding taxes and/or social insurance contributions where the withholding is not mandatory under applicable law or regulations.

13.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Entire Agreement. This Agreement, including the Plan, as provided therein, contains the entire agreement between the parties with respect to the subject matter therein and supersedes all prior oral and written agreements between the parties pertaining to such matters.

15.    Rule 16b-3. The grant of the RSUs to the Participant hereunder, including any additional RSUs delivered pursuant to Section 3 hereof, is intended to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) pursuant to Rule 16b-3 promulgated under the Exchange Act, including without limitation, any transaction involving a sale to the Company or any Affiliate where the purpose of such sale is to satisfy tax or similar withholding obligations required upon the delivery of Shares.

16.     Recoupment. The RSUs granted under this Agreement, and any Shares issued or any payments made in respect thereof, shall be subject to any recoupment policy that the Company may adopt from time to time, to the extent that any such policy is applicable to the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Unit Agreement.

ACCENTURE PLC

By: ________________________
Julie Spellman Sweet
General Counsel, Secretary and
Chief Compliance Officer

PARTICIPANT

By: _________________________

Name: ___________________